UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corgi ETF Trust I

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Bush Street, Suite 500 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Corgi Growth & Technology 15% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-1874003
Corgi U.S. Equities 10% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-1908679
Corgi U.S. Equities 15% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-1874342
Corgi Emerging Markets Equities 15% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-1996791
Corgi International Developed Equities 15% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-2122111
Corgi Growth & Technology 10% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-2087593
Corgi U.S. Equities 100% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-2035369
Corgi U.S. Equities 30% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-2035453
Corgi U.S. Small-Cap 15% Structured Buffer ETF - June Series	Cboe BZX Exchange, Inc.	42-2035750
Inside Ownership 100 ETF	Cboe BZX Exchange, Inc.	42-1873831
Corgi All World 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4388976
Corgi Brazil 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2335599
Corgi China 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0847212
Corgi Chinese Internet 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5240175
Corgi Emerging Markets 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2225815
Corgi Europe Equities 2x Daily ETF	Cboe BZX Exchange, Inc.	36-7834394
Corgi Ex-U.S. Equities 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0848076
Corgi India 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2338548
Corgi U.S. Large-Cap 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5172388
Corgi U.S. Mega-Cap Growth 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2951137
Corgi U.S. Mid-Cap 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2950249
Corgi U.S. Small-Cap 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4389993
Corgi South Korea 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2225839
Corgi Taiwan 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2335545
Corgi Total U.S. Market 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0848079
Corgi U.S. Biotech 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1486373
Corgi U.S. Consumer Discretionary 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5364352
Corgi U.S. Consumer Staples 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5364604
Corgi U.S. Energy 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2225707
Corgi U.S. Financials 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5321420
Corgi U.S. Growth 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5172423
Corgi U.S. Healthcare 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0848080
Corgi U.S. Industrials 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4390029
Corgi U.S. Infrastructure 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4388985
Corgi U.S. Materials 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1485417
Corgi U.S. Micro-Cap 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4389002
Corgi U.S. Real Estate 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1485434
Corgi U.S. Regional Banks 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2950243
Corgi U.S. Semiconductors 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5110659
Corgi U.S. Technology 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0847248
Corgi U.S. Utilities 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2335684
Corgi All Commodities 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5172450
Corgi AGIX 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5171577
Corgi Lithography & Semiconductor Photonics 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5305122

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289838 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is incorporated herein by reference to Post-Effective Amendment Nos. 21 and 22, filed with the Securities and Exchange Commission on April 29, 2026, and Post-Effective Amendment Nos. 47 and 48, filed May 28, 2026, to the Corgi ETF Trust I (the “Registrant”) registration statement on Form N-1A (File Nos. 333-289838; 811-24117) for each of the funds set forth therein, shares of beneficial interest, no par value per share. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to the Registrant’s Post-Effective Amendment on Form N-1A, filed April 29, 2026 (File Nos. 333-289838; 811-24117), Accession No. 0002078265-26-000058, Exhibit (a)(iii).

2.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of San Francisco and the State of California.

Corgi ETF Trust I
(Registrant)

Date:	May 28, 2026
By:	/s/ Emily Z. Yuan
Name:	Emily Z. Yuan
Title:	President and Principal Executive Officer